UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2007

CHARTERMAC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418

(Commission File Number)	(IRS Employer Identification)

625 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Alan P. Hirmes Retirement

On March 15, 2007, CharterMac (the “Registrant”) announced that Alan P. Hirmes retired from his position as the Registrant’s Chief Operating Officer and as a member of its Board of Trustees (the “Board”), effective as of March 15, 2007. Mr. Hirmes also retired from his position as a member of the Board of Trustees of American Mortgage Acceptance Company, a mortgage REIT advised by an affiliate of the Registrant. The press release issued by the Registrant in connection with this announcement is attached hereto as Exhibit 99.1.

Mr. Hirmes and CharterMac Capital LLC, an affiliate of the Registrant that provides management services to the Registrant (together with the Registrant, the “Company”), have entered into a separation agreement (the “Agreement”) pursuant to which the Company will pay Mr. Hirmes the following severance payments in satisfaction of the termination provisions of his employment agreement: (a) $462,312.48 representing his base salary through the end of 2007, and (b) $1,200,000 in consideration of his bonus for 2007. Pursuant to the Agreement, the parties acknowledged that the other provisions of Mr. Hirmes’ employment agreement will remain in effect, including the vesting of unvested equity awards. Under the Agreement, Mr. Hirmes has agreed that he will be reasonably available to provide information and other assistance to the Registrant.

Board of Trustees Compensation

On March 14, 2007, the Board approved an increase in the independent trustee compensation from $60,000 per year to $80,000 per year.

The Board also approved additional annual compensation for independent trustees for their service on committees of the Board as set forth in the chart below.

Committee	Chair	Member
Audit	$25,000	$15,000
Compensation	$20,000	$12,000
Nominating and Governance	$15,000	$10,000
Capital Markets	$10,000	$7,000
Investment	$10,000	$7,000

Additionally, the Board approved payment of annual compensation of $40,000 to the lead trustee.

All trustee compensation is payable in cash and common shares having an aggregate value, based on the fair market value at the date of issuance, of not less than 50% of such compensation (or at a trustee's option up to 100% of such compensation may be payable in common shares provided that a trustee must elect to receive any common share compensation above the 50% minimum in 10% increments).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                 On March 14, 2007, the Board approved the amendment and restatement of the Registrant's Fourth Amended and Restated Bylaws to reflect the following changes: (a) removal of the provision that allows 10% of the shareholders to call a special meeting; (b) modification of the provision that allows votes to be taken by consent (rather than at a meeting of the shareholders) to give the Board the sole discretion to permit voting by consent; (c) elimination of references to the “Operating Committee” in light of recent changes to the management of the Registrant; and (d) the previously disclosed change in the amount of financing or leverage the Registrant may incur from 50% to 65% of Total Market Value (as defined in the bylaws). The Registrant's Fifth Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
3.2	Fifth Amended and Restated Bylaws of CharterMac, dated March 14, 2007.
10.1	Separation Agreement, dated March 15, 2007, by and between Alan P. Hirmes and CharterMac Capital, LLC.
99.1	Press Release, dated March 15, 2007, “CharterMac Announces the Retirement of Alan P. Hirmes”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CharterMac

Date: March 20, 2007	By: /s/ Marc D. Schnitzer

Marc D. Schnitzer

Chief Executive Officer and President

Exhibit Index

3.2	Fifth Amended and Restated Bylaws of CharterMac, dated March 14, 2007.
10.1	Separation Agreement, effective March 15, 2007, by and between Alan P. Hirmes and CharterMac Capital, LLC.
99.1	Press Release, dated March 15, 2007, “CharterMac Announces the Retirement of Alan P. Hirmes”